UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 4, 2010

OVERSEAS SHIPHOLDING GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delaware	1-6479-1	13-2637623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Third Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 953-4100

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 4, 2010, Overseas Shipholding Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”) in connection with the public offering of 3,500,000 shares of the Company’s common stock, par value $1.00 per share, at a price per share of $45.33.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. The closing of the transaction contemplated by the Underwriting Agreement is expected to occur on March 9, 2010.

The offering is being made pursuant to an effective shelf registration statement (File No. 333-165213, the “Registration Statement”). The offering may be made only by means of a prospectus supplement and the accompanying prospectus, copies of which may be obtained by sending a request to: Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Prospectus Department (Tel: +1 866 471 2526; Fax: + 1 212 902 9316; e-mail: prospectus-ny@ny.email.gs.com). A copy of the prospectus supplement and accompanying base prospectus may also be obtained at no charge at the U.S. Securities and Exchange Commission’s website, at www.sec.gov.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Report on Form 8-K as Exhibit 1.1. In addition, the Underwriting Agreement is incorporated by reference as an exhibit to the Registration Statement.

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated March 4, 2010, among Overseas Shipholding Group, Inc. and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

By:	/s/James I. Edelson
Name: James I. Edelson
Title: General Counsel and Secretary

Date:    March 8, 2010